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                                                                    EXHIBIT 10.4



                      EMPLOYMENT AND COMPENSATION AGREEMENT

         THIS EMPLOYMENT AND COMPENSATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement") is made as of April 25, 2002 (the "Effective Date"), between ChoicePoint Inc., a Georgia corporation (together with all successors thereto, "Employer"), and Steven W. Surbaugh, a resident of the State of Georgia ("Executive").

                               STATEMENT OF TERMS

         The parties hereby agree as follows:

         1. Employment Term.

                  (a) Employer hereby employs  Executive,  and Executive hereby accepts employment by Employer, upon the terms and subject to the conditions hereinafter set forth.

                  (b) The term of this  Agreement  shall  commence as of the
                      Effective Date and shall continue for a period of 5 years until the close of business on April 25, 2007 (the "Initial Term"), unless renewed as specified herein or terminated earlier under Section 4 or Section 5 hereof. After the Initial Term and any additional term mutually agreed to by the Employer and the Executive, Executive understands that, unless the events triggering Section 5 have not occurred, Executive: (i) will be deemed to be an employee at will and (ii) hereby agrees, to the extent his employment is to continue after the expiration of the Agreement, to enter into, prior to the expiration of the Agreement, such reasonable employee confidentiality, non-solicitation and assignment agreements with respect to Executive's employment, as Employer then customarily requires of its executives and other similarly situated employees.

         2. Title and Duties.

                  (a) Executive  is  engaged  initially  with the title and
                      duties described on Exhibit A attached hereto. Executive shall perform and discharge well and faithfully such duties, and such other duties which may be assigned by Employer to Executive from time to time in connection with the conduct of the business of Employer; however, such latter duties shall be generally consistent with those set out in Exhibit A hereto.

                  (b) In addition to the duties  specifically  assigned to
                      Executive pursuant to Section 2(a) hereof, Executive shall: (i) diligently follow and implement all management policies and decisions communicated to Executive by Employer; (ii) timely prepare and forward all reports and accountings as may be requested by Employer of Executive;
                      (iii) devote substantially all of

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                      Executive's time, energy and skill during regular business hours to the performance of the duties of Executive's employment (reasonable vacations and reasonable absences due to illness excepted); and (iv) not devote any time to any interest that conflicts with the business of Employer or any of its affiliates except as previously disclosed.

                  (c) Executive shall have the right to make contracts
                      binding on Employer or any of its affiliates, but only to the extent consistent with the duties described on Exhibit A attached hereto or otherwise as approved by Employer's Board of Directors.

                  (d) All funds and  property  received by  Executive  on
                      behalf of Employer or any of its affiliates shall be received and held by Executive in trust, and Executive shall account for and remit all such funds to Employer.

         3. Compensation and Benefits.

                  (a) Annual  Review of  Compensation  and  Benefits.Employer
                      agrees to (i) review and evaluate annually the compensation package described in this Section 3 and in Exhibit B for competitiveness in the external market, consistency with internal compensation practices and other appropriate review criteria, and (ii) increase the compensation package as appropriate with approval, if necessary, from the appropriate committee of Employer's Board of Directors.

                  (b) Base Salary. As compensation for services hereunder,
                      during the Initial Term, Employer shall pay to Executive a minimum of an annual base salary of $300,000 (the "Base Salary"). Executive's performance shall be reviewed annually, and based upon such review, his Base Salary shall be subject to modification from time-to-time in accordance with the approvals of the appropriate committee of Employer's Board of Directors. Base Salary shall be paid in accordance with the standard payroll payment practices of Employer in effect from time to time.

                  (c) Incentive Pay. Executive shall be entitled to participate in Employer's annual incentive program, subject to the terms and provisions of such program as may be determined by the Management Compensation and Benefits Committee (the "Compensation Committee") from time to time in its sole discretion. Such annual incentive compensation in effect on the Effective Date is set forth in Exhibit B.

                  (d) Omnibus  Plan.  Executive  shall also be eligible to be considered to receive periodic grants under the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan ("Omnibus Plan") and any successor thereto. Such grants may provide for stock option grants, restricted stock grants and other grants as provided for by the Omnibus Plan, for the number of grants, at a price and on the terms and conditions, as may be determined by the Compensation Committee from time to time in its sole discretion. The initial grants are reflected on Exhibit B.


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                      Such Omnibus Plan may provide for long-term incentive
                      grants, such as performance shares or units or stock appreciation rights, as approved by the Compensation Committee.

                  (e) Non-Qualified Plan. Executive shall be entitled to
                      participate in the ChoicePoint Inc. Deferred Compensation Plan ("Deferred Compensation Plan") which may include one or more of the following: (i) voluntary deferrals of salary or bonus, (ii) Employer contributions otherwise limited under the Employer's qualified retirement plans on account of limits imposed by the Internal Revenue Code ("Code"), and (iii) a supplemental retirement contribution, as set forth in Exhibit B.

                  (f) Benefits. Executive shall be entitled to benefits and
                      perquisites, as set forth in Exhibit B and consistent with the Employer's benefit programs and Executive Fringe Benefit Policy.

                  (g) Other Plans. Executive shall be entitled to participate in other executive and employee benefit plans and arrangements, as Employer may have or establish from time to time for similarly situated executives. Such reference to Other Plans shall not be construed to require Employer to establish any such plan, program or arrangement or prevent the modification or termination of any such plan, program or arrangement once established.

                  (h) Vacation. Executive's annual vacation benefits shall be a minimum number of weeks as provided in Exhibit B hereto, but such benefits may be increased if Executive is eligible for additional benefits in accordance with Employer's regular vacation plan applicable to executives and other salaried employees.

                  (i) Expense Reimbursement. Executive shall be entitled to
                      be reimbursed in accordance with the policies of Employer, as adopted and amended from time to time, for all reasonable expenses incurred by Executive in connection with the performance of Executive's duties of employment hereunder; provided, however, Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by Employer.

                  (j) Entire  Compensation.  The  salary and  benefits  set
                      forth in this Section 3 and Exhibit B shall be the only compensation payable to Executive with respect to his employment hereunder (except as provided in Sections 4(c), 4(e) and 5 hereof), and Executive shall not be entitled to receive any compensation in addition to that set forth herein for any services provided by Executive in any capacity to Employer or any of its affiliates. Employer or affiliate may increase either the components of compensation or the amount of compensation described in Exhibit B at any time, in its total discretion, without binding Employer to continue to provide additional increases at future dates.

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                  (k) Withholding. Employer may deduct from each payment of
                      salary and other benefits hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

         4. Termination.

                  (a) Termination by Employer.  Employer,  at its sole election and by written notice to Executive, shall have the right to terminate the Agreement and Executive's employment hereunder at any time during the Initial Term whether such termination is a Termination With Cause or a Termination Without Cause.

                  (b) Termination by Executive.  Executive,  at his sole
                      election and by written notice to Employer, shall have the right to terminate the Agreement and Executive's employment hereunder at any time during the Initial Term whether such termination is a Constructive Termination or a Voluntary Resignation. In the event Executive takes the position that a Constructive Termination has occurred, Executive shall so notify Employer of such position in writing within thirty (30) days of the occurrence of the event Executive relies on for such Constructive Termination determination. Executive shall specify the event upon which Executive relies and specify in reasonable detail the facts and circumstances claimed to provide the basis for the Constructive Termination.

                  (c) Automatic Termination.  The Agreement and Executive's
                      employment hereunder shall automatically terminate on the date of the Executive's death or twenty-four (24) months following the first day of Executive's continuous absence due to his condition that triggers his Total Disability. Except as provided in this subsection (c), Employer shall have no further obligation to Executive or his heirs or legal representatives with respect to this Agreement.

                           (i) Death.  In the  event  of the  death  of the
                               Executive, Employer shall pay to Executive's designated beneficiary or beneficiaries, or if there is no designated beneficiary, to his estate
                               (A) any Base Salary, benefits, and other compensation accrued and vested, including any annual cash incentive, as of the date of death and remaining unpaid at the Executive's death,
                               (B) an amount equal to 30 days of Executive's Base Salary, (C) any death benefits payable under Employer's qualified and non-qualified benefit plans pursuant to the terms and provisions of such plans, (D) life insurance, at Employer's expense consistent with Employer's Basic Life Insurance Plan in addition to the amount specified on Exhibit B and (E) any other benefits and perquisites specified on Exhibit B. Such amounts shall be paid as soon as practicable following the Executive's death in accordance with applicable plans, policies or programs.

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                           (ii) Total  Disability.  In the event of the
                                Executive's Total Disability, Employer shall pay the Executive (A) any Base Salary, benefits, and other compensation accrued and vested as of the date of Total Disability and remaining unpaid as of the Executive's Total Disability, (B) short-term disability benefits consistent with Employer's disability policy; provided, such payments in no event shall be less than one hundred (100%) percent of Base Salary until the earlier of the end of Executive's period of Total Disability or six (6) months and (C) any other benefits and perquisites specified on Exhibit B. If the Executive's Total Disability continues after the end of the expiration of six
                                (6) months, Employer shall pay Executive long-term disability benefits consistent with Employer's disability policy; such benefits in no event shall be less than those set forth on Exhibit B.

                  (d) Termination  Without  Payments.  If this  Agreement is terminated during the Initial Term by Executive's (1) Voluntary Resignation or (2) Termination With Cause, Employer shall have no further obligation to Executive or his heirs or legal representatives with respect to this Agreement, except for Base Salary, benefits, and other compensation accrued and vested up to the date of such termination and remaining unpaid as of the Date of Termination.

                  (e) Termination  With  Payments.  If this  Agreement is
                      terminated during the Initial Term (but not during a Change in Control Term) by either (1) a Constructive Termination or (2) a Termination Without Cause, then Employer shall pay to Executive the Severance Benefits calculated in this Subsection (e); provided, however, that Executive shall not be entitled to receive any such severance payments until and unless Executive executes and delivers to Employer within twenty-one (21) days after the Date of Termination the Release set forth herein as Exhibit C, and such Release becomes effective and irrevocable. The Employer in its sole discretion shall determine if such Severance Benefits shall be paid by Employer to Executive in a lump sum or in regular biweekly payments, until paid in full, which shall be initiated as soon as practicable following the Effective Date of the Release but in no event later than 15 days after such Effective Date.

                      Severance Benefits include:

                           (i) Employer shall pay Executive all Base
                               Salary, benefits and other compensation accrued as of Executive's Date of Termination but which remains unpaid as of his Date of Termination.

                           (ii)The Employer  shall pay  Executive an amount
                               equal to the total amount that would have resulted from the continuance of Executive's Total Direct Compensation for the period commencing on the Date of

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                               Termination and continuing for a period of 1
                               year; provided, such severance amount shall not be less than the benefits Executive is entitled to under the Employer's Severance Pay Plan, if any. Additionally, Employer shall pay to Executive the value of the Employer contributions to all of Employer's qualified and non-qualified retirement plans for the year in which Executive's termination occurs. The benefits provided under the Employer's Severance Pay Plan are not duplicative of benefits provided under this Agreement.

                  (f) Definitions. The terms used in this Section 4, shall have the meanings set forth in Section 11 hereof.

         5. Change in Control.

                  (a) Assumption  of  Agreement.  In the event of a Change in
                      Control, Employer will require any successor of the Employer, by agreement in form and substance, expressly to assume and agree to perform this Agreement. Failure of Employer to obtain such agreement prior to the effective date of the Change of Control shall be a breach of this Agreement and shall constitute a Good Reason Resignation.

                  (b) Term. This Change in Control provision shall become
                      effective on the Effective Date and shall continue for a period of seven (7) years thereafter (the "Change in Control Term"); provided, however, that commencing on the first anniversary of the Effective Date, and, during the term of the agreement, each anniversary thereafter, the Change in Control Term shall automatically be extended for one (1) additional year, unless at least sixty (60) days prior to any such anniversary date, Employer shall have given Executive written notice of the intention not to extend the Change in Control Term.

                  (c) Severance Benefits. In the event that (i) Executive is employed by Employer as of the effective date of a Change In Control and Employer fails to obtain the assumption of agreement to perform this Agreement by Employer's successor prior to the Change in Control or (ii) Executive is employed by Employer at the time of a Change in Control and the Executive's employment with the Employer terminates during the Change in Control Term on account of Good Reason Resignation, then Executive shall be entitled to the Severance Benefits specified in Subsection (f).

                  (d) Notice Requirement. In the event Executive takes the
                      position that a Good Reason Resignation has occurred, Executive shall so notify Employer of such position in writing within sixty (60) days of the occurrence of the event Executive relies on for such Good Reason Resignation determination. Executive shall specify the event upon which Executive relies and specify in

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                      reasonable detail the facts and circumstances claimed to
                      provide the basis for the Good Reason Resignation.

                  (e) Voluntary  Resignation  or  Termination  With  Cause. In
                      the event Executive voluntarily terminates employment with Employer on account of a Voluntary Resignation that does not constitute a Good Reason Resignation, or in the event Executive is terminated by Employer in a Termination With Cause, Employer shall not be required to make any payment referred to in this Section 5 to which the Executive would otherwise be entitled in the event of a Change in Control, except for Base Salary, benefits, and any other compensation arrangements which the Executive has accrued and in which he is vested under the Employer's plans and policies, but which remains unpaid as of his Date of Termination. These earned but unpaid amounts shall be paid to Executive as soon as practicable following Executive's Date of Termination.

                  (f) Severance Benefits.

                           (i) Employer shall pay Executive all Base Salary,
                               benefits and other compensation accrued and vested as of Executive's Date of Termination but which remain unpaid as of the Date of Termination.

                           (ii)The Employer shall pay the Executive within 30
                               days following the Date of Termination a lump sum amount equal to the sum of (A) Executive's Total Direct Compensation multiplied by 2 and (B) the Executive's Total Indirect Compensation multiplied by 3; provided if any plan or program which comprises a component of Total Direct Compensation or Total Indirect Compensation would provide for a different method of payment, the distribution provisions of such plan or program will control.

                         (iii) The Employer shall provide a fully paid term life
                               insurance policy in an amount as described in Exhibit B, Section 3(f) Benefits, for a period of three years.

                          (iv) The amounts determined under Subsections (i) and
                               (ii) hereof shall be paid from the general assets of the Employer; provided, however, the Employer reserves the right to set aside assets to secure the payment of benefits hereunder by establishing a non-qualified grantor trust upon such terms and conditions as it deems appropriate.

                  (g) Tax  Payments.  In the event that any  payments  made to the Executive under this Section 5 or any other payments made to the Executive by the Employer are deemed to be "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986 (the "Code"), the Employer agrees to provide a gross up payment to the Executive in order to place him in the same after-

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                      tax position that he would have been in had no excise tax
                      become due and payable under Code Section 4999.

                  (h) Definitions.  The terms used in this Section 5, shall have the meanings set forth in Section 11.
         6. Confidentiality; Employee Non-Solicitation.

                  (a) Trade Secrets and Confidential Information.

                           (i) All Proprietary  Information  (defined below),
                               and all materials containing them, received or developed by Executive during the term of his employment by Employer (in this Section 6, the term "Employer" refers collectively to Employer and/or its affiliates) are confidential to Employer, and will remain Employer's property exclusively. Except as necessary to perform Executive's duties for Employer, Executive will hold all Proprietary Information in strict confidence, and will not use, reproduce, disclose or otherwise distribute the Proprietary Information, or any materials containing them, and will take those actions reasonably necessary to protect any Proprietary Information. Executive's obligations regarding Trade Secrets (defined below) will continue indefinitely, while Executive's obligations regarding Confidential Information (defined below) will cease two (2) years from the Date of Termination of Executive's employment with Employer for any reason.

                          (ii) "Trade  Secret"  means  information,  including,
                               but not limited to, technical and nontechnical data, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial plans, product plans, lists of actual or potential customers and suppliers, research, development, existing and future products and services, and employees of Employer which (A) derives independent economic value, actual or potential, from not being generally known to, and not being easily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
                               (B) is the subject of Employer's efforts that are reasonable under the circumstances to maintain secrecy; or as otherwise defined by applicable state law.

                          (iii)"Confidential Information" means any and all
                               knowledge, information, data, methods or plans (other than Trade Secrets) which are now or at any time in the future during Executive's employment will be developed, used or employed by Employer which are treated as confidential by Employer and not generally disclosed by Employer to the public, and which relate to the business or financial affairs of Employer, including, but not limited to, financial statements and

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                               information, marketing strategies, business
                               development plans and product or process enhancement plans.

                          (iv) "Proprietary Information" means collectively the
                               Confidential Information and Trade Secrets.
                               Proprietary Information also includes information that has been disclosed to Employer by a third party that Employer is obligated to treat as confidential or secret.

                           (v) Notwithstanding  anything to the contrary in this
                               subsection 6(a), "Proprietary Information" does not include any information that (A) is already known to Executive at the time it is disclosed to Executive by Employer; or (B) before being divulged by Executive (1) has become generally known to the public through no wrongful act of Executive; (2) has been rightfully received by Executive from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to Employer; (3) has been approved for release to the general public by a written authorization of Employer; (4) has been independently developed by Executive without use, directly or indirectly, of the Proprietary Information received from Employer; or (5) has been furnished to a third party by Employer without restrictions on the third party's right to disclose the information.

                          (vi) In the event Executive is required by any court
                               or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any Proprietary Information of Employer, Executive shall provide Employer with prompt notice of such requirement in order to afford Employer an opportunity to seek an appropriate protective order. However, if Employer is unable to obtain or does not seek such protective order and Executive is, in the opinion of his counsel, compelled to disclose such Proprietary Information under pain of liability for contempt or other censure or penalty, disclosure of such information may be made without liability.

                         (vii) Executive acknowledges that Employer is obligated
                               under federal and state fair credit reporting and similar laws and regulations to hold in confidence and not disclose certain information regarding individuals, firms or corporations which is obtained or held by Employer, and that Employer is required to adopt reasonable procedures for protecting the confidentiality, accuracy, relevancy and proper utilization of consumer report information as such term is defined in such acts. In that regard, except as necessary to perform Executive's duties for Employer, Executive will hold in strict confidence, and will not use, reproduce, disclose or otherwise distribute any information which Employer is required to hold confidential under applicable federal and state laws

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                               and regulations, including the federal Fair
                               Credit Reporting Act (15 U.S.C.[sec] 1681 et. seq.) and analogous state fair credit reporting statutes.

                  (b) Employee Non-Solicitation. During the term of Executive's employment by Employer and for two (2) years after his termination, Executive will not, either directly or indirectly, on his behalf or on behalf of others, solicit for employment or hire, or attempt to solicit for employment or hire, any employee of Employer or anyone who was an employee of Employer at any time during the twelve
                      (12) month period immediately preceding the date of Executive's termination with whom Executive had contact in the course of his employment by Employer.

                  (c) Customer Non-Solicitation. During the term of Executive's employment by Employer and for two (2) years after his termination, Executive shall not directly or indirectly, for himself or for any person, firm or employer, divert, interfere with, disturb, or take away, or attempt to divert, interfere with, disturb, or take away, the patronage of any customers of Employer that obtained or contracted to obtain goods or services from the Employer during the twelve (12) month period immediately preceding the date of Executive's termination with which Executive had contact during the term of Executive's employment by Employer.

                  (d) Return of Property. At Employer's request or on
                      termination of Executive's employment with Employer for any reason, Executive will deliver promptly to Employer all property of Employer in his possession or control, including, without limitation, all Proprietary Information, all materials containing them, and all originals and copies of all documents (whether in hard copy or stored in electronic form) which relate to or were prepared in the course of Executive's employment (including, but not limited to, contracts, proposals or any information concerning the identity of customers, services provided by Executive and the pricing of these services).

                  (e) Remedies. Executive agrees that the covenants and
                      agreements contained in this Section 6 are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of Employer and the business of Employer; that immediate and irreparable injury, loss and damage will be suffered by Employer should Executive breach any such covenants and agreements; and that, in addition to other legal or equitable remedies available to it (including but not limited to damages, royalties and penalties pursuant to applicable law), in recognition of the fact that Executive has special, unique, unusual and extraordinary qualities that provide peculiar value to Employer's business, Employer shall be entitled to the remedies of injunction and/or specific performance, if available, to prevent a breach or contemplated breach by Executive of any of such covenants or agreements.

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         7.  Inventions.

                  (a)  Generally.

                           (i)  Executive agrees that all
                                Company Inventions (defined below) conceived or first reduced to practice by Executive during Executive's employment by Employer and all copyrights and other rights to such Company Inventions shall become the property of Employer. Executive hereby irrevocably assigns to Employer all of Executive's rights to all Company Inventions.

                           (ii) Executive agrees that if Executive conceives an
                                Invention (defined below) during Executive's employment with Employer for which there is a reasonable basis to believe that the conceived Invention is a Company Invention, Executive shall promptly provide a written description of the conceived Invention to Employer adequate to allow evaluation thereof for a determination as to whether the Invention is a Company Invention.

                           (iii)If, upon commencement of Executive's employment
                                with Employer under this Agreement, Executive has previously conceived any Invention or acquired any ownership interest in any Invention, which: (A) is Executive's property, or of which Executive is a joint owner with another person or entity; (B) is not described in any issued patent as of the Effective Date; and (C) would be a Company Invention if such Invention was made while Executive is an employee of Employer, then Executive shall, at his election, either: (1) provide Employer with a written description of the Invention on Exhibit D attached hereto, in which case the written description (but no rights to the Invention) shall become the property of Employer; or (2) provide Employer with a license as specified in subsection 7(a)(iv) of this Agreement.

                           (iv) If Executive has previously conceived or
                                acquired any ownership interest in an Invention described by the criteria set forth in the immediately preceding subsection 7(a)(iii) and Executive elects not to disclose such Invention to Employer as provided therein, then Executive hereby grants to Employer a nonexclusive, paid up, royalty-free license to use and practice such Invention.

                           (v) Executive hereby represents to Employer that he owns no patents, individually or jointly with others.

                           (vi) Notwithstanding any other provision in this
                                Section 7, in no event shall Executive's assignment of any Invention to Employer apply to an

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                                Invention that Executive develops entirely on
                                his own time during his employment with Employer without using Employer's equipment, supplies, facilities, Proprietary Information, except for any Inventions that either: (A) relate at the time of conception or reduction to practice of the Invention to the Employer's business, or to actual or demonstrably anticipated research or development of Employer; or (B) result from any work performed by Executive for Employer.

                  (b)  Copyrights.

                           (i) Executive agrees that any Works (defined below) created by Executive in the course of performing Executive's duties as an employee of Employer are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works which have been or will be prepared by Executive within the scope of Executive's employment with Employer will be the property of Employer. Executive further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in Employer the copyrights to any such Works, Executive shall assign and hereby does assign to Employer all right, title and interest to copyrights which Executive may have in such Works.

                           (ii) Executive agrees to promptly disclose to
                                Employer all Works referred to in the
                                immediately preceding subsection and execute and deliver all applications for registration, registrations, and other documents relating to the copy rights to such Works and provide such additional assistance, as Employer may deem necessary and desirable to secure Employer's title to the copyrights in such Works. Employer shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

                           (iii)Executive hereby represents to Employer that he
                                claims no ownership rights in any Works, except those described on Exhibit D attached hereto.

                  (c) Section 7 Definitions. As used in this Section 7, the following terms shall have the meanings ascribed to them below:

                           (i) "Company Invention" means any Invention which is conceived by Executive alone or in a joint effort with others during Executive's employment by Employer which (A) may be reasonably expected to be used in a product or service of Employer, or a product or service similar to a product or service of Employer; (B) results from work that Executive has been assigned as part of his duties as an employee of Employer; (C) is in an area of technology which is the same or substantially related to the areas of technology with which Executive is involved in the performance of Executive's duties as an employee of Employer; or (D) is useful, or which Executive reasonably expects may be useful, in any manufacturing, product or service design process of Employer.

                           (ii) "Invention" means any discovery, whether or
                                not patentable, including, but not limited to, any useful idea, invention, improvement, innovation, design, process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which Executive has a reasonable basis to believe may be new.

                           (iii)"Work" means a copyrightable work of
                                authorship, including without limitation, any technical descriptions for products, services, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

                  (d) Statutory Notice. In accordance with Section 2872 of the California Labor Code, Executive is hereby notified that the provisions of this Section 6 requiring assignment of certain Inventions to Employer do not, in any event, apply to any invention which qualifies under the provisions of Section 2870 of such Code. Section 2870(a) of the California Labor Code provides as follows:

                 Section 2870. Inventions on Own Time - Exemption from Agreement

                      (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                          (2) Result from any work performed by the employee for the employer.

                  8. Indemnification and Insurance.

                     Employer agrees that it will indemnify and hold Executive harmless from and against any and all liability sustained by Executive as a consequence of his good faith actions, or failure to act, in the performance of his duties hereunder. This indemnification is subject to and limited by the provisions of Employer's corporate

                     By-Laws and the laws of the State of Georgia, as the same may be amended from time to time. In addition, and as further security for said agreement (but not to create any duplication of reimbursement), Employer will maintain commercially standard Directors and Officers Liability Insurance with a reputable insurer in amounts which are customary for such companies under similar circumstances.

                  9. Notice. All notices, requests, demands and other
                     communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such addresses as shall be given in writing by the parties to one another):

                         If to Employer, to:

                             ChoicePoint Inc.
                             1000 Alderman Drive
                             Alpharetta, Georgia  30005
                             Attention:  General Counsel

                         If to Executive, to:

                             Steven W. Surbaugh

                     Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

                 10. Miscellaneous.

                    (a) Other Employee Benefits. The benefits under this
                       Agreement shall not be affected by or reduced because of any other benefits to which the Employee may be entitled by reason of his continuing employment with the Employer or the termination of his employment with the Employer, and no other such benefit by reason of such employment shall be so affected or reduced because of the benefits bestowed by this Agreement; provided, however, that the foregoing will not be interpreted to require duplicative severance, medical or other "health insurance" benefits.

                   (b) Assignment. Except as provided in Section 5(a), this
                       Agreement may not be assigned by either Employer or Executive without the prior written consent of the other party.

                   (c) Waiver. The waiver by one party of any breach of this
                       Agreement by the other party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

                   (d) Amendment. This Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by the parties hereto.

                   (e) Severability. Each of the covenants and agreements herein above contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein. If a court of competent jurisdiction shall determine that any provision contained in this Agreement, or any part thereof, is unenforceable for any reason, the parties hereto authorize such court to reduce the duration or scope of such provision, or otherwise modify such provision, so that such provision in its reduced or modified form will be enforceable.

                   (f) Legal Fees. In the event (1) the Employer breaches this
                       Agreement, (2) the Executive is terminated by the Employer other than for Cause, or (3) the Executive terminates his employment for Good Reason, or (4) the Executive terminates his employment on account of a Constructive Termination, the Employer shall reimburse the Executive for all legal fees and expenses reasonably incurred by the Executive as a result of such termination, including all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement; provided that, in order to be reimbursed under subsection (4) of this paragraph, the Executive must prevail in a court of law on his claim that the termination was on account of a Constructive Termination.

                   (g) Captions and Section Headings. Captions and section
                       headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                   (h) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to the subject matter hereof are terminated and canceled in their entirety and are of no further force or effect.

                   (i) Governing Law. This Agreement and the rights of the
                       parties hereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws provisions thereof.

                   (j) Exhibits. All exhibits to this Agreement are incorporated herein by reference thereto.

                  (k) Survival. The covenants of Executive in Sections 6 and 7, and the obligations of Employer in Sections 4 and 5 to the extent provided therein, shall survive the termination of this Agreement and Executive's employment hereunder and shall not be extinguished thereby.

                  (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

         11. Definitions.

                  (a) "Change in Control" means if, at any time, any of the
                       following events shall have occurred:

                           (i) The Employer is merged or consolidated or
                               reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

                          (ii) The Employer sells or otherwise transfers all or
                               substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

                         (iii) There is a report filed on Schedule 13D or
                               Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing thirty (30%) percent or more of the Voting Shares;

                          (iv) Employer files a report or proxy statement with
                               the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Employer has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction, provided, that a Change in Control will not be deemed to have occurred if a potential change in control disclosed in such filing does not in fact occur; or

                           (v) If during any period of two (2) consecutive
                               years, individuals who at the beginning of any such period constitute the Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's shareholders, of each Director of the Employer first elected during such period was approved by a vote of at least two-thirds of the Directors of the Employer then still in office who were Directors of the Employer at the beginning of any such period.

                          (vi) Notwithstanding the foregoing provisions of
                               Subsections (iii) and (iv) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (A) solely because
                               (1) the Employer, (2) a subsidiary of the Employer, (3) any Employer-sponsored employee stock ownership plan or other employee benefit plan of the Employer or (4) Executive, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A
                               (or any successor schedule, form, or report or item therein) under the Exchange Act, disclosing beneficial ownership by such company, plan or the Executive of shares of Voting Shares, whether in excess of thirty (30%) percent or otherwise, or because the Employer reports that a change of control of the Employer has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (B) solely because of a change in control of any Subsidiary.

                         (vii) Notwithstanding the foregoing, if prior to any
                               event described in Subsections (i), (ii), (iii) or (iv) of this Subsection (a) instituted by any person who is not an officer or director of the Employer, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Employer which could lead to any such event, management proposes any restructuring of the Employer which ultimately leads to an event described in Subsections (i),
                               (ii), (iii) or (iv) of this Subsection (a) pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement.

                  (b) "Constructive Termination" means termination by Executive of this Agreement and employment with the Employer (except in connection with Executive's death, Total Disability or in anticipation by Executive of a Termination with Cause) as a result of (i) assignment to Executive by Employer of duties that are materially inconsistent with Executive's position, duties or responsibilities as described on Exhibit A, (ii) any reduction in Base Salary below the level described in Section 3(b), participation in the annual incentive program with the potential to earn an annual cash bonus based on a percentage of Base Salary which is a smaller percentage than provided to similarly situated Executives, participation in the Omnibus Plan in an award range less than that of similarly situated Executives, or a reduction in the SERP contribution as defined in Exhibit B, Section 3(e), (iii) a material failure by Employer to fulfill its obligations under this Agreement which is not cured within ten (10) business days after receipt by Employer of such written notice from Executive specifying the nature of the material failure.

                  (c) "Date of Termination" means (i) the date on which the
                      written notice under Section 4 or Section 5 is given by Executive or Employer; provided, if within thirty (30) days after receiving Executive's notice, Employer notifies Executive that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding and final arbitration award if agreed upon by the Executive and the Employer or by a final judgment, order or decree of a court of competent jurisdiction, the time for appeal therefrom having expired and no appeal having been perfected; provided, during the period of dispute, Employer agrees to continue Executive's Total Compensation or (ii) in the case of the failure of the Employer's successor to assume this Agreement, the effective date of the Change in Control.

                  (d) "Employer," for purposes of Sections 4 and 5, means the
                      Employer as herein before named and any successor which executes the Agreement or otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (e) "Good Reason Resignation" means termination of this
                      Agreement by Executive during the Change in Control Term as a result of (i) any diminishment in, or an alteration of, Executive's duties inconsistent with position and status with the Company as in effect immediately prior to the Change in Control, (ii) assignment to Executive by Employer of duties that are inconsistent with Executive's position, duties and responsibilities in effect immediately prior to the Change in Control, (iii) any removal of Executive from or failure to re-elect him or appoint him to any of such positions, except in the case of a Termination With Cause, or on account of Total Disability, (iv) any reduction in one or more components or elements of Executive's compensation and benefits package described in Section 3 and in Exhibit B hereof that is in effect immediately prior to the Change in Control, (v) failure by the Employer to obtain the assumption of agreement to perform this Agreement by any successor to the Employer, or (vi) a change in Executive's location of employment outside of the standard statistical metropolitan area of Atlanta, Georgia.

                  (f) "Termination With Cause" means termination of this
                      Agreement by Employer as a result of (i) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, (ii) conduct by Executive amounting to fraud, dishonesty, gross negligence or willful misconduct in matters affecting the fiscal affairs of Employer, (iii) material inattention to, failure to adequately perform or breach of his duties hereunder

                      (other than as a result of illness or injury), provided such event has not been cured within ten (10) business days after receipt by Executive of written notice from Employer of its occurrence, (iv) excessive unexcused absences (other than vacation as provided on Exhibit B, illness or disability) by Executive from work, (v) Executive's material failure to comply with federal, state or local laws in connection with his employment
                      (vi) Executive's conviction of (or plea of guilty or nolo contendere to) a felony or to a misdemeanor involving moral turpitude, or (vii) Executive's excessive use or abuse of drugs, alcohol or other toxic substances impairing his ability to perform his duties hereunder.

                  (g) "Termination Without Cause" means a termination of this
                      Agreement by Employer which is not a termination because of the death of Executive, a Termination With Cause, a Voluntary Resignation, a Good Reason Resignation, a Constructive Termination or Executive's Total Disability.

                  (h) "Total Compensation" means Total Direct Compensation plus
                      Total Indirect Compensation.

                  (i) "Total Direct Compensation" means the sum of (i)
                      Executive's highest weekly Base Salary paid during the 36 months preceding his Date of Termination multiplied by 52 plus (ii) the greater of (a) his highest annual incentive or commission pay earned during any of the three (3) 12-month periods preceding the Executive's Date of Termination or (b) his weekly Base Salary as of the Date of Termination annualized for the year of termination multiplied by the incentive or commission pay that would have been payable had target incentive levels established in Exhibit B been earned for the year of termination. Such pay shall be determined prior to any pre-tax deferrals under the Employer's then existing deferral programs including, but not limited to, the Employer's
                      Section 125 plan, Section 401(k) plan and deferred compensation plan.

                  (j) "Total Disability" means the inability of Executive to perform his material and substantial duties hereunder by reason of mental or physical illness, injury or disease which is expected to result in death or be of indefinite duration. The Compensation Committee of the Board of Directors shall determine in good faith whether the Executive has suffered Total Disability.

                  (k) "Total Indirect Compensation" means the sum of (i) the benefits described in (A) or (B) herein, whichever is larger and (ii) the Employer Contribution, reimbursement or payment which would have been made for the calendar year of termination to fund the Benefits described on Exhibit B. Each qualified and non-qualified plan and program taken into account under (A) or (B) herein and enumerated under Schedule B shall be determined separately.

                      (A) is the sum of the highest benefits accrued, contributions paid or an equivalent value attributable thereof during the three (3) 12-month periods preceding the Date of Termination, and (B) is an amount that, in the event the plan or program specifies a contribution amount, percentage, grant or vesting schedule, equals such contribution or percentage, determined as if Executive had continued in employment for the period specified in
                      Section 4(e)(ii) or Section 5(f)(ii)(B), as applicable, and using Total Direct Compensation as the base to which such contribution or percentage shall be applied.

                  (l) "Voluntary Resignation" means a termination of this
                      Agreement by Executive on account of retirement or other employee-initiated termination which does not constitute a Constructive Termination or Good Reason Resignation.

                  (m) "Voting Shares" means at any time the then-outstanding securities entitled to vote generally in the election of directors of the Employer.

         IN WITNESS WHEREOF, Employer and Executive have each executed and delivered this Agreement, as of the date first shown above.

                                                EMPLOYER:
                                                CHOICEPOINT INC.

                                                By:    /s/ Derek V. Smith

                                                Name   Derek V. Smith

                                                Title: Chairman & CEO

                                                EXECUTIVE:

                                                /s/ Steven W. Surbaugh

                                    EXHIBIT A

              INITIAL DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE

TITLE: Chief Financial Officer

DUTIES:

Steven W. Surbaugh ("Executive") shall be responsible for the management of ChoicePoint Inc. ("Company"), as indicated below in his capacity as Chief Financial Officer. The duties set forth below may be modified by Employer in accordance with the terms of the Employment Agreement, dated April 25, 2002, between the Employer and Executive.

Executive will report to the Company's Chief Operating Officer. Executive's primary responsibility is to provide leadership and direction to the overall finance, accounting, and administration function at the Employer and to provide general financial advice and counsel to the senior management team and the Board of Directors. The primary duties of the Executive are:

1. Directing the preparation of annual operating budgets and the monitoring and reporting of monthly performance vs. budget internally to the Board of Directors, appropriate regulatory bodies, and the Company's shareholders pursuant to Company policy, and all regulations and laws.

2. Directing preparation and review of capital requests to the appropriate level of authority as prescribed by Company policy and the By-Laws.

3. Preparing of special financial analyses relating to the Company as may be required from time to time by the Chief Executive Officer, Chief Operating Officer, Board of Directors, and outside auditors.

4. Oversight and supervision of day-to-day accounting and finance functions and the timely preparation and maintenance of accurate financial records, including:

         a.  accounts payable
         b.  credit, billing, and collections
         c.  general accounting
         d.  fixed asset accounting
         e. payroll processing and HR deduction compliance documentation maintenance
         f.  treasury and cash management
         g.  financial and management reporting

5.   Oversight and supervision of the following corporate staff functions:

         a.  Human Resource/Training Departments
         b.  Benefit Plans/Executive Compensation
         c.  Risk Management/General Insurance
         d.  Facilities/Office Management/Purchasing
         e.  Tax Departments

6. Under direction of Chief Operating Officer, at specified intervals, causing proposed operating and capital expenditure budgets to be reviewed and approved by the Board of Directors.

7. Under direction of Chief Operating Officer, planning and directing investigations and negotiations pertaining to mergers, joint ventures, acquisitions of businesses, or the sale of the Company's assets pursuant to Company policy and the By-Laws.

8. Analyzing operating results of the Company relative to establishing financial objectives and insuring that appropriate steps are taken to correct any unsatisfactory conditions.

9. Insuring the adequacy and soundness of the Company's financial structure, reviewing projections of the Company's working capital requirements, causing negotiations or otherwise arranging for outside financing as maybe indicated.

                                    EXHIBIT B

                      COMPENSATION, BENEFITS AND SEVERANCE

Executive:        Steven W. Surbaugh         Title:   Chief Financial Officer
          ----------------------------------        ----------------------------

Effective Date of Exhibit B:        April 25, 2002
                             ------------------------

Section 3.        Compensation and Benefits.

In addition to the plans, programs or arrangements established from time to time for other similarly situated employees, Executive shall also be entitled, pursuant to Section 3 of the Agreement, to the compensation, benefits and perquisites set forth herein.

         Section 3(c): Annual Incentive Program.

         Executive shall be entitled to participate in the ChoicePoint Inc. Incentive Compensation Plan, and pursuant to the terms of such plan, be eligible for an annual cash bonus as a percentage of Base Salary determined by the achievement of certain performance measurements specified in the plan. This incentive level shall continue each calendar year until adjusted by the Compensation Committee of the Board.

                                   2002 Award

Level of Achievement                                    % of Base Salary
--------------------                                    ----------------
       Target                                                  50%
       Maximum                                                100%
       Greater than Maximum                             at discretion of CEO

       Transformational Priorities                          -25% to 50%

                  Based on your continued employment and satisfactory performance, the minimum award for the 2002 plan year will be $300,000. Any 2002 award greater than this amount will not be proprated due to a partial year of employment.

         Section 3(d): Omnibus Plan.

         Executive shall be entitled to participate in the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan and be considered to receive grants under such plan as may be determined by the Compensation Committee from time to time in its sole discretion and in accordance with the terms of the plan.

                  1997 Omnibus Plan Grants

                  As of the Effective Date of the Agreement, the Compensation Committee approved for the Executive the following: 150,000 nonqualified stock options and

                  20,000 Restricted Shares, which are more fully described in the respective Nonqualified Employee Stock Option Agreement and Restricted Stock Agreement.

         Section 3(e): Non-Qualified Plan.

         Executive shall be entitled to participate in the ChoicePoint Inc. Deferred Compensation Plan ("Deferred Compensation Plan") pursuant to the terms of such plan. Executive shall be eligible for an SERP contribution equal to 0-10% of "Compensation" as the term is defined under such plan.

         Section 3(f): Benefits

         Executive shall be entitled to participate in Employer's benefit programs for similarly situated salaried employees pursuant to the terms of such programs, including, without limitation, medical, dental, life insurance, long-term disability insurance, flexible spending account arrangements and the Employer's flexible credit plan. Pursuant to the terms of the Company's Executive Fringe Benefit Policy, Executive shall be entitled to the following fringe benefits and perquisites, provided at Employer's expense:

              Benefit                                Amount                            Duration (1)
---------------------------------------------------------------------------------------------------------------
Executive Loan                        Up to $50,000                          Term of Agreement

---------------------------------------------------------------------------------------------------------------
Vacation                              Employer policy,                       Annually
                                      subject to minimum of 4 weeks

---------------------------------------------------------------------------------------------------------------
Financial Planning/                   Maximum amount $15,000                 Annually for Term of Agreement,
Tax Preparation                                                              including year following year of
                                                                             death

---------------------------------------------------------------------------------------------------------------
Executive Physical                    $1,000                                 Annually

---------------------------------------------------------------------------------------------------------------
Personal Umbrella                     $5,000,000                             Term of Agreement
Insurance Policy

---------------------------------------------------------------------------------------------------------------
Club Dues                             One Club                               Term of Agreement

---------------------------------------------------------------------------------------------------------------
Life Insurance                        $2,000,000                             Term of Agreement

---------------------------------------------------------------------------------------------------------------
Short-Term                            100% of Base Salary                    Earlier of 6 months or end of
Disability Insurance                                                         Total Disability

---------------------------------------------------------------------------------------------------------------
Long-Term Disability                  45% of Total                           Earlier of age 65 or end of
                                      Direct Compensation                    Total Disability

---------------------------------------------------------------------------------------------------------------

         (1) In each case where the benefit is intended to be provided for the Term of the Agreement, "Term" shall include the Initial Term and any renewal term.

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
SECTION 10.   DEFINITIONS.

         Section 10(k): "Total Indirect Compensation"

         Subparagraph (k) is determined by taking into account the following benefits:

                  a) Matching and profit sharing contributions under the ChoicePoint Inc. 401(k) Profit Sharing Plan;

                  b) Excess contributions (made as a result of any limitation(s) on ChoicePoint's qualified plan benefits) and SERP contributions under the ChoicePoint Inc. Deferred Compensation Plan.

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
                                    EXHIBIT C

                                 GENERAL RELEASE

THIS GENERAL RELEASE ("Release") is entered into on the date(s) signed below by and between ChoicePoint Inc. or a subsidiary of ChoicePoint Inc. ("employer"), a Georgia Corporation, and Steven W. Surbaugh ("Executive").

                                    RECITALS

        A. Employer and Executive have entered into an Employment and Compensation Agreement ("the Agreement").

        B. Section 4 (e) of the Agreement provides that Executive is eligible for severance benefits only if, among other conditions, Executive executes and delivers the Release to Employer within 30 days after termination of employment, and the Release becomes effective and irrevocable.

        C. Executive has terminated employment with Employer under one of the circumstances set forth in Section 4 of the Agreement which otherwise entitles Executive to receive benefits ("Severance Benefits") under the Agreement.

        D. Executive desires to qualify for benefits offered under the Agreement by executing the Release.

        E. In consideration of the mutual promises contained herein, Employer and Executive agree as follows:

                1. Consideration. In consideration for Executive's agreement to release all claims described in paragraph 2 below, Executive will receive the Severance Benefits specified in the Agreement. Executive acknowledges that, but for execution of this Release, Executive would not be entitled to receive Severance Benefits. The amount, timing and form of payment of Severance Benefits shall be determined pursuant to the terms of the Agreement. This Release will continue in force and effect even if some portion of the Severance Benefits provided under the Agreement is returned to Employer as a result of Executive's reemployment in any salaried capacity by Employer or any of its affiliates.

                2. Release. As consideration for the Severance Benefits extended to Executive under the terms of the Agreement and this Release, benefits to which Executive acknowledges that Executive would not otherwise be entitled, Executive agrees for Executive, Executive's heirs, executors, administrators, successors and assigns to forever release and discharge Employer and its subsidiaries, related companies, successors and assigns, officers, directors, agents, executives, and former executives from any and all claims, debts, promises, agreements, demands, causes of actions, losses and expenses of every nature whatsoever known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Acceptance Date of this Release, or arising out of or in connection with Executive's employment by and of Employer and any affiliate of Employer. This total release includes, but is not limited to, breach of contract (express or implied) including breach of the implied covenant of good faith and fair dealing; intentional

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
                     infliction of emotional harm; wrongful discharge; violation of public policy; defamation; invasion of privacy, impairment of economic opportunity; negligent infliction of emotional distress; or any other tort; any claims for punitive, compensatory, and retaliatory discharge damages, back or front pay claims and fringe benefits; attorney's fees; the Civil Rights Act of 1866, 42 U.S.C. section 1981, as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 2000(e) et seq., as amended; the Age Discrimination in Employment Act of 1967, 29 U.S.C. section 621 et seq., as amended; the Rehabilitation Act of 1973, 29 U.S.C. section 701, et seq., as amended; the Older Workers' Benefit Protection Act, 42 U.S.C. section 621 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C.
                     section 12101 et seq., as amended; the False Claims Act, 31 U.S.C. section 3729, et seq., as amended; or any other federal, State, or municipal statute or ordinance or common law claim relating to discrimination in employment or otherwise regulating the employment relationship, or regulating the health or safety of the work place. This Release does not extend to unpaid accrued vacation available, vested pension benefits (including, without limitation, benefits under Employer's qualified retirement and non-qualified deferred compensation plans) unemployment compensation claims, or workers' compensation claims.

                     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                 3. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims or actions pending in Executive's name, or on behalf of any other person or entity, against Employer or any other person or entity referred to herein. Executive also represents that Executive does not intend to bring any new or different claims on Executive's own behalf or on behalf of any other person or entity against Employer and/or its subsidiaries, related companies, successors and assigns, officers, directors, agents, executives and former executives. Moreover, Executive hereby promises, warrants, represents and covenants that Executive will file no claim, lawsuit, or other action on Executive's or any other person or entity's behalf against Employer and/or any other person or entity referred to herein based on any actions taken, circumstances, consequences, or conduct occurring during Executive's employment by and leaving of Employer and/or any affiliate of Employer. Executive understands that the consideration set forth in this Release constitutes the sole sums Executive can recover from Employer and/or any other person or entity referred to herein for any litigation arising from actions taken, circumstances, consequences, and/or conduct that occurred during Executive's employment by and/or leaving of Employer and/or any affiliate of Employer. Executive agrees that Executive will not seek or apply for reemployment, employment, or independent contractor status with Employer, other than upon the request of Employer.

                4. Covenant Not to Sue. Executive agrees that Executive will not file any action, or Suit contesting the legality of the ending of Executive's employment or the validity of this Release or attempting to negate, modify, or reform this Release. Executive warrants and represents that Executive has not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Release.

                5. Enforcement of Agreement The parties hereto agree that each provision of this Release is a material provision and that failure of any party to perform any one provision hereof shall be the

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
                     basis for voiding the entire Release at the option of the other party, or for pursuing an action at law for such breach. Any party may waive or excuse the failure of any other party to perform any provision of this Release, provided, however, that any such waiver shall not preclude the enforcement of this Release upon any subsequent breach, whether or not similar in character, to any waived breach. Upon any breach by Executive, Employer may cease any future payments. The parties further agree that in the event that suit is instituted to enforce any of the rights of the parties to this Release, the prevailing party in such litigation shall be entitled, as additional damages, to reasonably incurred attorneys' fees and costs incurred in the enforcement of this Release.

                6. Effective Date of Release. Executive is entitled to review and consider this Release for twenty-one (21) calendar days following the date of receipt of the Release (the "Receipt Date") before signing and returning this Release to Employer. If Executive does not accept the terms of this Release in writing and deliver the executed Release to Employer within twenty-one (21) days following the Receipt Date, no Severance Benefits will be payable to the Executive under the Agreement. For a period of seven
                     (7) calendar days following the date of Executive's execution of this Release (the "Acceptance Date"), Executive may revoke this Release ("Revocation Period"). Executive may revoke this Release only by giving Employer formal, written notice of Executive's revocation of this Release to the name and address set forth in paragraph
                     (c) of Section 12 of this Release, to be received by Employer by the close of business on the seventh (7th) day following Executive's execution of this Release (or fifteen (15) days if Executive is subject to the laws of the state of Minnesota). This Release shall not become effective in any respect until the Revocation Period has expired without notice of revocation. In the absence of Executive's revocation of this Release, the eighth (8th) day, or the fifteenth (15th) day if subject to Minnesota law, after Executive's execution of this Release shall be the "Effective Date" of this Release, at which time the rights of all parties under this Release become fully enforceable.

                7. Performance of Release. Each of the parties signing this Release warrants and represents that he/she/it shall execute and deliver any and all instruments, agreements, documents or other writings, and shall perform all other acts deemed to be necessary to effect the terms and purposes of this Release.

                8. Other Releases. This Release constitutes a single, integrated, written contract expressing the entire understanding between the parties with respect to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever, whether oral, written or implied, have been made by any party hereto, except as specifically set forth in this Release. All prior discussions, agreements, understandings and negotiations have been and are merged and integrated into, and are superseded by, this Release with respect to the subject matter hereof. However, the provision of any written agreements between Employer and the Executive which by their terms continue beyond the ending of employment, shall continue in full force and effect and shall not be affected by the terms of this Release.

                9. Modification. No cancellation, modification, amendment, deletion, addition, or other changes in this Release or any provision hereof or waiver of any right herein provided shall be effective for any purpose unless specifically set forth in a written agreement signed by both Executive and an authorized representative of Employer.

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
                10. Construction and Severability. In the event that any provision of this Release shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect. The parties agree and intend that no provision of this Release should be considered in a legal or agency proceeding to be void, voidable or unenforceable if it can be interpreted or modified to read in a way that is legal and enforceable.

                11. Acknowledgment: Executive warrants and represents to Employer as follows:

                       (a) Executive has had ample time to review all of the
                           provisions of this Release and fully understands it and the choices with respect to advisability of making the Release provided herein.

                       (b) Executive has been encouraged by Employer to review
                           all of the provisions of this Release with independent legal counsel and other advisors, and has had the opportunity to pursue such a review.

                       (c) Executive acknowledges that Executive has entered
                           into this Release by Executive's free will and choice without any compulsion, duress, or undue influence from anyone.

                       (d) Executive does not have any actions pending against
                           Employer and/or its subsidiaries, related companies, successors and assigns, officers, directors, agents, Executives and former Executives, that address claims that are released under the terms of this Release, and that no such claims will be filed during the Revocation Period of this Release without the formal notification of Executive's revocation of this Release.

                       (e) Executive understands that if Executive is
                           re-employed by Employer, any unpaid Severance Benefits will not be paid. If Severance Benefits are paid in a lump sum and Executive is rehired, Executive must repay the portion of the Severance Benefits attributable to the period of time after his reemployment date. If Executive is rehired at a lower base salary than in effect immediately prior to commencement of the severance period, the difference between the Severance Benefits attributable to base salary and the lower base salary will continue to be paid to Executive through the severance period.

                       (f) Executive understands that if Executive has a loan
                           from Employer, is in possession of Employer property, or is otherwise indebted to Employer, no Severance Benefits will be paid until arrangements have been made regarding these obligations. If satisfactory arrangements are not made, such obligations to Employer will be deducted from Executive's Severance Benefits.

                12.  Notice.

                      (a) This Release, and any revocation of this Release or other required communication, shall be deemed to be delivered to and received by Employer at the address set forth in paragraph (b) below on the date postmarked if it is sent by U.S. first class, registered or certified mail, return receipt requested, postage prepaid. Executive may send this Release to the address set forth in paragraph (b) below using any other means (including personal delivery, overnight delivery service, expedited courier, messenger, or facsimile), but the Release will be deemed to have been received by Employer only when it actually is received by Employer.

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
                      (b) The Release, revocation of this Release and any other communication, which is required or permitted to be delivered to Employer hereunder, shall be addressed as follows:

                                        ChoicePoint Inc.
                                        1000 Alderman Drive
                                        Alpharetta, Georgia 30005
                                        Attention: Insurance and Benefits
                                        Department

                                        Facsimile number (770) 619-8784

                           or to such other address as Employer may have specified in a notice duly given to the Executive.

PLEASE READ AND CONSIDER THIS AGREEMENT CAREFULLY BEFORE EXECUTING. THIS SETTLEMENT AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

The undersigned further states he/she has carefully read this Release, knows and understands its contents, and that he/she executes it as their own free act and deed.

                                               CHOICEPOINT INC.
                                By:
                                   ---------------------------------------------
                                                (Signature)

                                Name:
                                     -------------------------------------------
                                                  (Print)

                                Date of ChoicePoint Signature:
                                                              ------------------

                                Receipt Date:
                                             -----------------------------------
                                   (Date of actual delivery if by hand or five days after mailing)

                                                  EXECUTIVE

                                By:
                                   --------------------------------------------
                                   (Signature)

                                Acceptance Date:
                                                --------------------------------
                                                (Date of execution by Executive)

                                Name:             Steven W. Surbaugh
                                     -------------------------------------------
                                                     (Print)
                                Address:
                                        ----------------------------------------

                                Social Security Number:
                                                       -------------------------

NOTICE TO EXECUTIVE: YOU MUST RETURN THE ENTIRE GENERAL RELEASE TO THE ABOVE ADDRESS -- IF YOU RETURN ONLY THIS PAGE, YOUR SEVERANCE BENEFITS CANNOT BE PROCESSED.

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